Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 9, 2021 (the “Effective Date”), by and among iMedia Brands, Inc., a Minnesota corporation (the “Company”), and ALCC, LLC, a Delaware corporation (including its successors and assigns, “Investor”).

WHEREAS, pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to sell to Investor, and Investor desires to purchase from the Company a number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), for an aggregate purchase price of $1,500,000.00 (the “Purchase Price”), in each case on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Investor agree as follows:

ARTICLE I
PURCHASE COMMITMENT

1.1           Purchase Commitment. The Company agrees to issue and sell to Investor, and Investor agrees to purchase from the Company 147,347 shares of Common Stock (the “Securities”).

1.2           Closing. The closing of the sale of the Securities in return for the Purchase Price paid by Investor (the “Closing”) will take place remotely via the exchange of documents and signatures after the closing of the Nasdaq Stock Exchange, LLC on the Effective Date, or at such other time and place as the Company and Investor agree upon orally or in writing.

1.3           Payment of the Purchase Price. The Company is indebted to the Investor in the amount of $1,500,000.00 (the “Amount Outstanding”). At Closing, the Company shall be deemed to have paid the Investor the Amount Outstanding, and the Investor shall be deemed to have delivered to the Company at the Closing the Purchase Price.

1.4           Company’s Deliveries. Promptly on or after the Effective Date, the Company will deliver or cause the delivery to Investor evidence of the issuance of the Securities to be issued and sold, which will take the form of a certificate (or electronic equivalent). Such certificate (or electronic equivalent) and this Agreement, are collectively referred to herein as the “Transaction Documents.”

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company hereby represents and warrants to Investor that, as of the Effective Date and as of the Closing, the following representations are true and complete (except as otherwise indicated):

2.1           Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full corporate power and authority to own and use its properties and its assets and conduct its business as currently conducted. The Company is not in violation of its Articles of Incorporation, as amended, or the Company’s By-Laws, as amended (collectively, the “Charter Documents”). The Company, including each of its subsidiaries, has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its or its subsidiaries’ business, financial condition, properties, operations or assets or its ability to perform its obligations under this Agreement (a “Material Adverse Effect”).

2.2           Authorization; Enforceability. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement has been taken. The Company has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement. The Company has the requisite corporate power to issue and sell the Securities. This Agreement has been duly authorized, executed and delivered by the Company and, upon due execution and delivery by Investor, this Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor hereby represents, warrants and covenants to the Company as follows as of the Effective Date and as of the Closing:

3.1           Organization; Authority. Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company or similar action, as applicable, on the part of Investor. Each Transaction Document to which it is a party has been duly executed by Investor, and when delivered by Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of Investor, enforceable against it in accordance with its terms, except: (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law. Investor has all requisite authority to purchase the Securities, enter into this Agreement and to perform all the obligations required to be performed by Investor hereunder, and such purchase will not contravene any law, rule, regulation or order binding on Investor or any investment guideline or restriction applicable to Investor.

3.2           Investor Status. Investor is an “accredited investor” as such term is defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act. Investor agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities. Investor acknowledges that Investor has completed the signature page to this Agreement and that the information contained therein is complete and accurate as of the Effective Date and does not contain any misrepresentation or material omission.

3.3           Residency. Investor is organized under the laws of the State of Delaware, and its principal place of operations, if any, is in the state set forth beneath Investor’s name on the signature page attached hereto.

3.4           Experience of Investor; Due Diligence. Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities. Investor has, in connection with its decision to purchase the Securities, relied only upon the representations and warranties contained herein and the information contained in the Company’s reports filed with the U.S. Securities and Exchange Commission. Further, Investor has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Company, concerning the terms and conditions of the investment and the business and affairs of the Company, as Investor considers necessary in order to form an investment decision. Investor has been informed of Company’s plans to complete a public offering of its Common Stock on or about the Effective Date.

3.5           Prior Pre-Existing Relationship; No General Solicitation or Advertising. Investor hereby represents that (a) Investor was contacted regarding the sale of the Securities by the Company (or another person whom Investor believed to be an authorized agent or representative thereof) with whom Investor had a prior substantial pre-existing relationship and (b) Investor did not learn of the offering of the Securities by means of any form of general solicitation or general advertising, and in connection therewith, Investor did not (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (ii) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

3.6           Transfer Restrictions; Legends. Investor hereby acknowledges that the sale of the Securities hereunder have not been reviewed by the SEC nor any state regulatory authority since the transactions contemplated hereunder are intended to be exempt from the registration requirements of Section 5 of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. Investor understands that the Securities are “restricted securities” as such term is defined in Rule 144 under the Securities Act and have not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Securities unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available. Investor hereby consents to the placement of a legend on any certificate or other document evidencing the Securities, that such securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. Investor is aware that each certificate representing the Securities will be endorsed with the following legend until the earlier of (1) such date as the Securities have been registered for resale by Investor or (2) the date the Securities are eligible for sale under Rule 144 under the Securities Act:

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

3.7           Investment Intent. Investor hereby represents that Investor is purchasing the Securities for Investor’s own account for investment and not with a view toward the resale or distribution to others; provided, however, that nothing contained herein shall constitute an agreement by Investor to hold the Securities for any particular length of time and the Company acknowledges that Investor shall at all times retain the right to dispose of its property as it may determine in its sole discretion, subject to any restrictions imposed by applicable law. Investor further represents that it was not formed for the purpose of purchasing the Securities.

3.8           No Investment, Tax or Legal Advice. Investor understands that nothing in the materials presented to Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities. Investor acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person.

3.9           Limited Ownership. The purchase of the shares issuable to Investor will not result in Investor (individually or together with any other person or entity with whom Investor has identified, or will have identified, itself as part of a “group” in a public filing made with the SEC involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or voting power of the Company on a post-transaction basis.

3.10         No Short Position. As of the Effective Date and the Closing, Investor acknowledges and agrees that it does not and will not (between the date hereof and the Effective Date) engage in any short sale regarding the Company’s Common Stock or any other type of hedging transaction involving the Company’s securities (including, without limitation, depositing Company securities with a brokerage firm where such securities are made available by the broker to other customers of the firm for purposes of hedging or short selling the Company’s securities).

3.11         No Broker Fees. Investor has not engaged any brokers, finders, or agents, and Investor has not incurred, and neither Investor nor the Company will incur, directly or indirectly, as a result of any action taken by Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

3.12         Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), then Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Securities. Investor’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Investor’s jurisdiction. Investor acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Securities.

ARTICLE IV
COVENANTS

4.1           Reservation of Shares. The Company shall, at all times, reserve for issuance out of its authorized and unissued shares of Common Stock, such number of shares of Common Stock as can reasonably be anticipated to be required for issuance under this Agreement.

4.2           Corporate Existence. The Company will maintain its corporate existence in good standing. The Company will use commercially reasonable efforts to conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where the failure to comply with such laws, rules and regulations would not have a Material Adverse Effect.

4.3           Compliance. Investor agrees to comply with all applicable laws and regulations in effect in any jurisdiction in which Investor purchases or sells Securities and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which Investor is subject or in which Investor makes such purchases or sales, and the Company shall have no responsibility therefor.

ARTICLE V
MISCELLANEOUS

5.1           Fees and Expenses. Each party shall pay the fees and expenses of its respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to Investor.

5.2           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

5.3           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York time) on any Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto unless the dispatching party has received a written communication from the receiving party establishing a new address prior to dispatch. For the purposes of this Agreement, the term “Business Day” shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

5.4           Amendments; Waivers. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this Section 5.4 shall be binding upon any holder of any Securities purchased under this Agreement, each future holder of all such securities, and the Company.

5.5           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Investor (other than by merger or disposition of substantially all of its assets). Investor may assign any or all of its rights under this Agreement to any person to whom Investor assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to Investor.

5.7           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.8           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Minneapolis, Minnesota. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Minneapolis, Minnesota for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9           Survival. The representations and warranties contained herein shall survive the delivery of the Securities for the applicable statute of limitations.

5.10         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12         Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or security, if requested. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.13         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Investor and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14         Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement

5.15         WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

iMedia brands, inc.		Address for Notice: 6740 Shady Oak Road Eden Prairie, MN 55344-3433 Attn: Chief Financial Officer
By:	/s/ Timothy A. Peterman
Name:	Timothy A. Peterman
Title:	Chief Executive Officer

With a copy to (which shall not constitute notice):

Faegre Drinker Biddle & Reath LLP

90 South Seventh Street

2200 Wells Fargo Center

Minneapolis, MN 55402-3901

Fax: (612) 766-1600

Attention: Jon Zimmerman

[Company Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

Investor (Entity Name):

ALCC, LLC

By:	/s/ Ian Swart Fredericks
Name:	Ian Swart Fredericks
Title:	President

Address:	5 Revere Drive, Suite 206
Northbrook, IL 60062
Email:	##############################
Phone:	847-418-2075

U.S. Taxpayer ID(s): ##########

Mark all that are applicable:

☐  Investor is an entity all of whose members are either (a) individuals with a net worth, or a joint net worth together with the individual’s spouse, in excess of $1,000,000, (b) individuals that had an individual income in excess of $200,000 in each of the prior two years and reasonably expect an income in excess of $200,000 in the current year or (c) individuals that had with the individual’s spouse joint income in excess of $300,000 in each of the prior two years and reasonably expect joint income in excess of $300,000 in the current year.

☐  Investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, an investment company registered under the Investment Company Act of 1940, a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940 or a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☒  Investor has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the securities and is one or more of the following (check one or more, as appropriate):

☐         an organization described in Section 501(c)(3) of the Internal Revenue Code;

☐         a corporation;

☐         a Massachusetts or similar business trust; or

☒        a partnership.

☐  Investor is a trust with total assets exceeding $5,000,000 that was not formed for the specific purpose of acquiring securities and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the securities.

UNITED STATES TAXABLE INVESTORS ONLY

Under penalty of perjury, by signature above, Investor certifies that (a) the Taxpayer ID Number(s) shown above are the true, correct and complete Taxpayer ID Number(s) for Investor and (b) Investor is not subject to backup withholding because: (i) Investor is exempt from backup withholding; (ii) Investor has not been notified by the Internal Revenue Service (the “IRS”) that Investor is subject to backup withholding; or (iii) the IRS has notified Investor that Investor is no longer subject to backup withholding.

[Investor Signature Page to Securities Purchase Agreement]